UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 22, 2008

CRDENTIA CORP.

(Exact name of registrant as specified in its charter)

Delaware	000-31152	76-0585701
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5001 LBJ Freeway, Suite 850
Dallas, Texas 75244

(Address of Principal Executive Offices) (Zip Code)

(972) 850-0780

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

                On February 22, 2008 Crdentia Corp. (“Crdentia”) replaced its existing credit facility by entering into a $10.2 million debt refinancing (the “Refinancing”) with ComVest Capital, LLC (“ComVest”) pursuant to a Revolving Credit and Term Loan Agreement (the “Agreement”).  In addition to the Agreement, Crdentia also executed the following documents in connection with the Refinancing, all dated as of February 22, 2008, including: (i) a Revolving Credit Note in the amount of $5,200,000 (the “Revolving Note”), (ii) a Term Note (Tranche A) of $2,500,000 (the “Term Note A”) and (iii) a Term Note (Tranche B) of $2,500,000 (the “Term Note B”).

The Revolving Note bears interest at the greater of (a) the prime rate of interest publicly announced by Citibank, N.A. plus 2% or (b) 8.5%.  Term Note A bears interest at 12.5% annually and requires that (a) interest payments be made on the first calendar day of each month commencing on March 1, 2008 and (b) principal payments be made in twenty-three (23) equal monthly installments of $104,166.67 beginning on March 1, 2009, with the final payment due on February 28, 2011.  Term Note B bears interest at 12.5% annually and requires that (a) interest payments be made on the first calendar day of each month commencing on March 1, 2008 and (b) that the principal be paid in full on February 28, 2011.

In addition to the above and in connection with the Refinancing, on February 22, 2008, Crdentia issued a Common Stock Purchase Warrant to ComVest to purchase up to eight million (8,000,000) shares of Common Stock of Crdentia with an exercise price of $0.001 per share (the “Warrant”).  The Warrant is exercisable upon the earlier of (a) August 22, 2008, or (b) upon the occurrence of an event causing the acceleration of Crdentia’s obligations under the Agreement.  The Warrant expires on February 28, 2014.  Crdentia has agreed to register the shares issuable upon the exercise of the Warrant pursuant to a Registration Rights Agreement dated as of February 22, 2008 by and between Crdentia and ComVest (the “Registration Rights Agreement”).

The description of the Refinancing set forth above is qualified in its entirety by reference to the Agreement, the Revolving Note, Term Note A, Term Note B, the Warrant and the Registration Rights Agreement, which are filed with this current report as Exhibits 10.1 through 10.6, respectively.

Crdentia issued a press release on February 27, 2008 regarding the Refinancing, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 2.03               Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

                The information set forth under Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 3.02               Unregistered Sales of Equity Securities

The information set forth under Item 1.01 regarding the Warrant is hereby incorporated by reference into this Item 3.02.

Item 9.01               Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description
10.1	Revolving Credit and Term Loan Agreement dated February 22, 2008 by and between Crdentia Corp. and ComVest Capital, LLC.
10.2	Revolving Credit Note dated February 22, 2008 by Crdentia Corp. in favor of ComVest Capital, LLC.
10.3	Term Note (Tranche A) dated February 22, 2008 by Crdentia Corp. in favor ComVest Capital, LLC.
10.4	Term Note (Tranche B) dated February 22, 2008 by Crdentia Corp. in favor of ComVest Capital, LLC.
10.5	Common Stock Purchase Warrant of Crdentia Corp. issued to ComVest Capital, LLC as of February 22, 2008.
10.6	Registration Rights Agreement dated February 22, 2008 by and between Crdentia Corp. and ComVest Capital, LLC.
99.1	Press release of Crdentia Corp. issued on February 27, 2008.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRDENTIA CORP.

February 27, 2008	By:	/s/ James J. TerBeest
James J. TerBeest
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Revolving Credit and Term Loan Agreement dated February 22, 2008 by and between Crdentia Corp. and ComVest Capital, LLC.
10.2	Revolving Credit Note dated February 22, 2008 by Crdentia Corp. in favor of ComVest Capital, LLC.
10.3	Term Note (Tranche A) dated February 22, 2008 by Crdentia Corp. in favor ComVest Capital, LLC.
10.4	Term Note (Tranche B) dated February 22, 2008 by Crdentia Corp. in favor of ComVest Capital, LLC.
10.5	Common Stock Purchase Warrant of Crdentia Corp. issued to ComVest Capital, LLC as of February 22, 2008.
10.6	Registration Rights Agreement dated February 22, 2008 by and between Crdentia Corp. and ComVest Capital, LLC.
99.1	Press release of Crdentia Corp. issued on February 27, 2008.